Exhibit 99.3

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Alkermes Contacts:
	For Investors:	Sandy Coombs +1 781 609 6377
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Alkermes plc Announces Intent to Separate Oncology Business

— Alkermes to Focus on Profitable Growth of Pure-Play, Commercial-Stage Neuroscience Business —

— Separation Expected to Unlock Value Through Sharpened Strategic Focus, Simplified Capital Allocation Decision-Making, and Distinct Investment Profiles —

— Company to Host Webcast Today at 8 a.m. ET —

DUBLIN, Nov. 2, 2022 — Alkermes plc (Nasdaq: ALKS) today announced approval by its Board of Directors (the Board) to explore separating its commercial-stage neuroscience business and development-stage oncology business. The company, together with the Board and external financial and legal advisors, plans to explore a separation of the oncology business into an independent, publicly-traded company (Oncology Co.) as part of an ongoing review of strategic alternatives for the oncology business.

Alkermes believes separation of the oncology business into Oncology Co. would:

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Drive a sharp strategic focus for each business;
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Establish separate and distinct management teams with relevant therapeutic expertise based on each business’ unique strategic priorities and opportunities;
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Simplify capital allocation decision-making and increase flexibility to pursue growth and investment strategies more directly aligned with each business’ respective goals; and
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Enable the capital markets to better assess each business’ value, performance and potential, and attract a long-term shareholder base suited to each business.

“Alkermes will continue to build on our heritage of innovation and excellence in neuroscience. With a strong topline driven by the growth of our proprietary products, a specialized commercial infrastructure in neuropsychiatry and addiction, and proven drug development capabilities, the standalone neuroscience business represents a compelling opportunity to capture operating leverage, drive growth and profitability, and advance new potential medicines for neurological disorders,” said Richard Pops, Chief Executive Officer of Alkermes. “With nemvaleukin now in two potential registrational studies, the oncology business has a compelling standalone investment thesis anchored by the potential medical and economic value of this potential first-in-class cancer therapy. We believe separating the oncology business at this time will best support and position nemvaleukin for success, create value for shareholders, and enable efficient advancement of our preclinical pipeline of engineered cytokines.”

Expected Business Profiles:

Alkermes: Profitable, Pure-Play Commercial-Stage Neuroscience Company

Alkermes will retain its focus on significant unmet needs within neuroscience and on driving growth of its proprietary commercial products: LYBALVI®, ARISTADA®/ARISTADA INITIO® and VIVITROL®. The company will also focus on advancing the development of pipeline programs focused on neurological disorders, including ALKS 2680, an orexin 2 receptor agonist for the treatment of narcolepsy. Alkermes expects to retain manufacturing and royalty revenues related to its licensed products and third-party products using the company’s proprietary technologies under license. Alkermes would expect to benefit from enhanced profitability and continued balance sheet strength following a separation of the oncology business. Richard Pops will continue as Chief Executive Officer and Chairman of Alkermes.

Oncology Co.: Pure-Play Development-Stage Oncology Company

The oncology business would continue to focus on the discovery and development of cancer therapies, including the continued development of nemvaleukin alfa (nemvaleukin), a novel, investigational, engineered interleukin-2 (IL-2) variant immunotherapy. Nemvaleukin is currently in potential registration enabling studies in two difficult-to-treat tumor types: platinum-resistant ovarian cancer and mucosal melanoma. By selectively targeting the IL-2 pathway, nemvaleukin has broad potential clinical utility in a variety of tumor types and offers the potential for significant value creation as the development program advances. The assets subject to a separation are also expected to include a portfolio of novel, preclinical, engineered cytokines, including tumor-targeted split interleukin-12 (IL-12) and interleukin-18 (IL-18).

“The potential separation of the oncology business from Alkermes’ neuroscience business would offer a platform to enhance the performance of both businesses and unlock shareholder value. With the early traction of the LYBALVI launch and progress in the nemvaleukin development program, the value propositions for each of the neuroscience and oncology businesses have come more clearly into focus. As we look ahead, the Board unanimously agrees that the unique needs of each business would be best served by simplified resource and capital allocation decision making, tailored operating structures, and distinct leadership teams, each with a clearly defined strategic focus,” said Nancy Wysenski, Lead Independent Director of Alkermes’ Board.

Process & Strategic Rationale

In 2020, the Board, working closely with management and external financial and legal advisors, commenced an evaluation of a broad range of potential strategic options for the company’s non-core assets, including an evaluation of strategic partnerships and other opportunities for its oncology business. With the advancement of nemvaleukin into potential registration enabling studies and recent developments in the healthcare industry generally, the Board and leadership believe that separating the oncology business at this time is in the best interests of patients, shareholders and other key stakeholders.

Financial Implications

In preparation for a potential separation, Alkermes will continue to carefully manage the cost structure of each business. The company would expect to incur transactional and separation expenses as part of a process to separate and transition the two businesses. Alkermes expects to provide additional financial details at a later date.

Transition and Timing

Additional details regarding a separation, including the name of the contemplated Oncology Co., its executive management team and its board of directors, as well as financial details for the two contemplated companies, would be provided at a later date. The separation, if consummated, is expected to be completed in the second half of 2023. Alkermes anticipates Oncology Co. would be located within the company’s existing Waltham, Mass. campus. The facilities and research and manufacturing operations in Wilmington, Ohio and Athlone, Ireland will remain with Alkermes.

Separation of the two businesses would be subject to customary closing conditions and final approval by Alkermes’ Board of Directors. There can be no assurance regarding the ultimate timing or structure of a contemplated separation or that the separation will ultimately occur.

Morgan Stanley and BofA Securities are serving as financial advisers to Alkermes, and Goodwin Procter LLP and Arthur Cox are serving as its legal counsel.

About Alkermes plc

Alkermes plc is a fully-integrated, global biopharmaceutical company developing innovative medicines in the fields of neuroscience and oncology. The company has a portfolio of proprietary commercial products focused on alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder, and a pipeline of product candidates in development for neurological disorders and cancer. Headquartered in Dublin, Ireland, Alkermes has a research and development center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s intent to explore separating its neuroscience and oncology businesses, including the anticipated timing, structure, benefits and costs of a potential separation; the company’s expectations concerning the business profiles and future financial and operating performance, business plans or prospects of the two businesses if separated, including its assumptions regarding growth and profitability, its commitment and plans to drive shareholder value, and the ability of the businesses to execute on their respective strategic priorities and advance their development programs; and the potential therapeutic and commercial value of the company’s products. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: the company may not ultimately separate the oncology business during 2023 or at all; unanticipated developments, costs or difficulties that may delay or otherwise negatively affect a potential separation; disruption to the company’s operations resulting from a potential separation; the company may be unable to make, on a timely or cost-effective basis, the changes necessary to separately operate its neuroscience and oncology businesses; a potential separation or announcement thereof may adversely impact the company’s ability to attract or retain key personnel; the company’s efforts to manage its cost structure may not yield the intended results; the company may not be able to achieve long-term profitability or its profitability targets in a timely manner or at all; the impacts of the ongoing COVID-19 pandemic on the company’s business, results of operations or financial condition, including impacts on healthcare systems and on patient and healthcare provider access to the company’s marketed products; the unfavorable outcome of arbitration or litigation, including so-called “Paragraph IV” litigation and other patent litigation, or other disputes related to the company’s products or products using the company’s proprietary technologies, including the arbitration proceedings with Janssen; clinical development activities may not be completed on time or at all; the results of the company’s development activities may not be positive, or predictive of final results from such activities, results of future development activities or real-world results; the U.S. Food and Drug Administration (FDA) may not agree with the company’s regulatory approval strategies or components of the company’s marketing applications; the FDA or regulatory authorities outside the U.S. may make adverse decisions regarding the company’s products; the company and its licensees may not be able to continue to successfully commercialize their products; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to government payers; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), including the company’s Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2022, which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

VIVITROL® is a registered trademark of Alkermes, Inc. and ARISTADA®, ARISTADA INITIO® and LYBALVI® are registered trademarks of Alkermes Pharma Ireland Limited, used by Alkermes, Inc. under license.

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